UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 18, 2001
Date of Report (Date of earliest event reported)

EXULT, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-30035 (Commission File Number)	33-0831076 (IRS Employer Identification No.)

121 Innovation Drive, Suite 200
Irvine, CA 92612
(Address of principal executive offices)

(949) 856-8800
Registrant’s telephone number, including area code

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.34
EXHIBIT 10.35
EXHIBIT 10.36
EXHIBIT 10.37

Item 5. Other Events

Exult, Inc. (the “Company”) and International Paper Company entered into a Human Resources Services Agreement, a Systems Services Agreement and a Technical Services Agreement as of October 18, 2001 and a Sublease as of January 1, 2002 (the “IP Agreements”). Confidential treatment is being sought with respect to certain portions of the IP Agreements, and redacted versions of the IP Agreements were initially attached as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The Company has agreed to disclose additional portions of the IP Agreements and has included those portions in the copies of the redacted IP Agreements attached to this report as Exhibits 10.34, 10.35, 10.36 and 10.37.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

10.34††	Human Resources Services Agreement between Exult, Inc. and International Paper Company dated as of October 18, 2001
10.35†† 10.36†† 10.37††	Systems Services Agreement between Exult, Inc. and International Paper Company dated as of October 18, 2001 Technical Services Agreement between Exult, Inc. and International Paper Company dated as of October 18, 2001 Sublease between Exult, Inc. and International Paper Company dated as of January 1, 2002

††	Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exult, Inc. (Registrant)
/s/ Brian W. Copple, Vice President (Signature)

Date: August 19, 2002

EXHIBIT INDEX

Exhibits	Description

10.34††	Human Resources Services Agreement between Exult, Inc. and International Paper Company dated as of October 18, 2001
10.35††	Systems Services Agreement between Exult, Inc. and International Paper Company dated as of October 18, 2001
10.36††	Technical Services Agreement between Exult, Inc. and International Paper Company dated as of October 18, 2001
10.37††	Sublease between Exult, Inc. and International Paper Company dated as of January 1, 2002

††	Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.